UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2008

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA	94538
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     On May 22, 2008, the board of directors of ESS Technology, Inc. (the “Company”) appointed David S. Lee and John A. Marsh, the chief financial officer of the Company, to serve as members of the Company’s board of directors, effective immediately. Mr. Lee was also appointed to serve on the Company’s audit committee.
     Mr. Lee was previously a director of the Company from March 2000 through December 2006. He is currently the Chairman of the Board for eOn Communications Corporation and the Symbio Group. Prior to that, he served as President and Chairman of Data Technology Corporation, which he acquired and merged with Qume Corporation in 1988. Mr. Lee currently serves on the Board of Directors for Linear Technology Corporation, as well as numerous non-business related ventures.
     Mr. Marsh has served as the Company’s chief financial officer since August 2007, and previously served for six years as the Company’s Corporate Controller. Prior to joining the Company, Mr. Marsh held senior management positions in finance with SSE Telecom, Inc. and Cylink Corporation, and National Semiconductor Corporation. He received a Bachelor of Science degree in business administration from San Jose State University and is a certified public accountant.
     As of the date hereof, Mr. Lee does not hold any shares of Company capital stock. However, he received an automatic non-employee, director grant of options to purchase 40,000 shares of Company stock with an exercise price of $1.57 per share when he joined the board of directors, and he holds options to purchase 52,500 shares with exercise prices ranging from $4.00 to $18.25 per share from when he previously served on the Company’s board of directors. The options accelerate upon a change of control of the Company. The Company previously announced that on February 21, 2008, the Company, Semiconductor Holding Corporation, a Delaware corporation and wholly owned subsidiary of Imperium Master Fund, Ltd. (“Imperium”), Echo Technology (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Echo Mergerco, Inc., a Delaware corporation and a wholly owned subsidiary of Imperium, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company is expected to be acquired by Imperium. Based on the per share amount of $1.64 to be received in connection with the expected closing of the transactions under the Merger Agreement, Mr. Lee will receive $2,800 if such transactions are consummated. Mr. Marsh will not receive any increase in his compensation as chief financial officer of the Company, or any additional compensation, for his service on the board of directors.
Item 8.01. Other Events
On May 22, 2008, the board of directors of ESS Technology, Inc. (the “Company”) appointed David S. Lee and John A. Marsh, the chief financial officer of the Company, to serve as members of the Company’s board of directors, effective immediately. Mr. Lee was also appointed to serve on the Company’s audit committee.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits.
99.1 Press Release dated May 22, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008	ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX
99.1      Press Release dated May 22, 2008.